Prudential Series Fund
For the period ending June 30, 2007
File # 811-03623

                                  ITEM 77D
                POLICIES WITH RESPECT TO SECURITY INVESTMENT

                         THE PRUDENTIAL SERIES FUND
     Supplement dated December 29, 2006 to the Statement of Additional
                        Information dated May 1, 2006

This supplement sets forth changes to the Statement of Additional Information, dated May 1, 2006 (SAI), of The Prudential Series Fund
(PSF). All of the PSF Portfolios discussed in this supplement may not be available under your variable contract. For more information about the PSF Portfolios available under your contract, please refer to your contract prospectus. The following should be read in conjunction with the SAI and should be retained for future reference. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the SAI.

I. Subadvisory Fee Rates
A. Effective on or about January 1, 2007, the information relating to Neuberger Berman Management Inc. (Neuberger Berman) in the table entitled "Portfolio Subadvisers & Fee Rates" appearing in the section of the SAI entitled "Management & Advisory Arrangements-Subadvisers" and the accompanying footnotes are hereby deleted and replaced with the following information.

Portfolio                Subadviser                        Fee
SP Small-Cap Growth      Neuberger Berman            0.50% of average
Portfolio                                            daily net assets to
                                                     $100 million;
                                                     0.45% of average
                                                     daily net assets
                                                     from $100 million to
                                                     $300 million;
                                                     and
                                                     0.40% of average
                                                     daily net assets
                                                     over $300 million*

* For purposes of calculating the advisory fee payable to Neuberger Berman, the assets managed by Neuberger Berman in the SP Small-Cap Growth Portfolio will be aggregated with the assets managed by Neuberger Berman in the AST Small-Cap Growth Portfolio of American Skandia Trust and any other portfolio subadvised by Neuberger Berman on behalf of PI and/or ASISI pursuant to substantially the same investment strategy.

In addition to the specific subadvisory arrangements described above, Neuberger Berman has agreed to a voluntary subadvisory fee waiver arrangement that will apply across each of the SP Small-Cap Growth Portfolio, the AST Small-Cap Growth Portfolio, the AST Neuberger Berman Mid-Cap Growth Portfolio, and the AST Neuberger Berman Mid-Cap Value Portfolio (collectively, the Neuberger Berman Portfolios). This voluntary fee waiver arrangement may be terminated by Neuberger Berman at any time. As described below, this voluntary group fee waiver will be applied to the effective subadvisory fees paid by PI and ASISI to Neuberger Berman and will be based upon the combined average daily net assets of the Neuberger Berman Portfolios. The investment management fees paid by each Neuberger Berman Portfolio will remain unchanged.


Combined Asset Levels of the Neuberger Berman Portfolios
Assets up to $750 million

Percentage Reduction to Effective Subadvisory Fee
No Fee Reduction

Combined Asset Levels of the Neuberger Berman Portfolios
Assets between $750 million and $1.5 billion

Percentage Reduction to Effective Subadvisory Fee
5% Reduction to Effective Subadvisory Fee

Combined Asset Levels of the Neuberger Berman Portfolios
Assets between $1.5 billion and $3 billion

Percentage Reduction to Effective Subadvisory Fee
7.5% Fee Reduction to Effective Subadvisory Fee

Combined Asset Levels of the Neuberger Berman Portfolios
Assets above $3 billion

Percentage Reduction to Effective Subadvisory Fee
10% Fee Reduction to Effective Subadvisory Fee


B. Effective on or about January 1, 2007, the information relating to J.P. Morgan Investment Management, Inc. (J.P. Morgan) with respect to the SP Large-Cap Value Portfolio in the table entitled "Portfolio Subadvisers & Fee Rates" appearing in the section of the SAI entitled "Management & Advisory Arrangements-Subadvisers" and any accompanying footnotes are hereby deleted and replaced with the following information.

Portfolio                   Subadviser                   Fee
SP Large-Cap                  J.P. Morgan      0.30% of combined average daily
Value Portfolio                                net assets up to $300 million and
                                               0.25% of combined average daily
                                               net assets over $300 million*

* For purposes of calculating the advisory fee payable to J.P. Morgan, the assets managed by J.P. Morgan in the SP Large Cap Value Portfolio will be aggregated with the assets managed by J.P. Morgan in: (i) the AST Large-Cap Value Portfolio of American Skandia Trust; (ii) the Large Capitalization Value Portfolio of The Target Portfolio Trust; (iii) the Target Conservative Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Conservative Allocation Fund of Strategic Partners Asset Allocation Funds); (iv) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (v) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Strategic Partners Large-Cap Value Fund of Strategic Partners Style Specific Funds; and (vii) and any other portfolio subadvised by J.P. Morgan on behalf of ASISI and/or PI pursuant to substantially the same investment strategy.

C. Effective on or about January 1, 2007, the information relating to LSV Asset Management (LSV) in the table entitled "Portfolio Subadvisers & Fee Rates" appearing in the section of the SAI entitled "Management & Advisory Arrangements-Subadvisers" and any accompanying footnotes are hereby deleted and replaced with the following information.


Portfolio                  Subadviser                      Fee
Global Portfolio              LSV              0.45% of average daily net
                                                assets to $150 million;
                                                0.425% of average daily net
                                                assets from $150 million to $300
                                                million; 0.40% of average daily
                                                net assets from $300 million to
                                                $450 million; 0.375% of average
                                                daily net assets from $450
                                                million to $750 million;
                                                and 0.35% of average daily net
                                                assets over $750 million*

SP International              LSV               0.45% of average daily net
Value Portfolio                                 assets to $150 million;
(formerly SP LSV                                0.425% of average daily net
International                                   assets from $150 million to $300
Value Portfolio)                                million; 0.40% of average daily
                                                net assets from $300 million to
                                                $450 million; 0.375% of average
                                                daily net assets from $450
                                                million to $750 million;
                                                and 0.35% of average daily net
                                                assets over $750 million**

* For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the Global Portfolio will be aggregated with the assets managed by LSV in: (i) the SP International Value Portfolio (formerly SP LSV International Value Portfolio); (ii) the AST International Value Portfolio of American Skandia Trust (formerly AST LSV International Value Portfolio); (iii) the AST Advanced Strategies Portfolio of American Skandia Trust; (iv) the International Equity Portfolio of The Target Portfolio Trust; (v) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); and (vii) and any other portfolio subadvised by LSV on behalf of ASISI and/or PI pursuant to substantially the same investment strategy.

** For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the SP International Value Portfolio (formerly SP LSV International Value Portfolio) will be aggregated with the assets managed by LSV in: (i) the Global Portfolio; (ii) the AST International Value Portfolio of American Skandia Trust (formerly AST LSV International Value Portfolio); (iii) the AST Advanced Strategies Portfolio of American Skandia Trust; (iv) the International Equity Portfolio of The Target Portfolio Trust; (v) the Target Moderate Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Moderate Allocation Fund of Strategic Partners Asset Allocation Funds); (vi) the Target Growth Allocation Fund of Target Asset Allocation Funds (formerly the Strategic Partners Growth Allocation Fund of Strategic Partners Asset Allocation Funds); and (vii) and any other portfolio subadvised by LSV on behalf of ASISI and/or PI pursuant to substantially the same investment strategy.